UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2023 (June 19, 2023)

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

56B 5th Street, Lot 1, #AT

Carmel by the Sea, CA 93921

(Address of principal executive offices)

(866) 477-4729

(Registrant’s telephone number, including area code)

n/a

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 19, 2023, Innovative Payment Solutions, Inc. (the “Company”) entered into a Limited Liability Company Operating Agreement (the “Agreement”) with Open Path, Inc. (“Open Path”) and EfinityPay, LLC (“EfinityPay”, and the Company, collectively with Open Path and EfinityPay, the “Members”), to jointly provide for the governance of and rights of the Members with respect to IPSIPay Express, LLC, a Delaware liability company formed by the Members on April 28, 2023 (“IPSIPay Express”). The effective date of the Agreement is April 28, 2023.

IPSIPay Express has been formed by the Members with the initial business purposes of providing credit card processing solutions and also a solution for real time bank-to-bank payment transactions in a manner that provides seamless and frictionless consumer and merchant experiences, with an initial focus on merchants operating in gaming and entertainment sectors. Such solutions are collectively referred to herein as “IPEX.”

The material terms of the Agreement include the following:

1. IPSIPay Express will be governed by a Board of Managers (the “Board”), with the Board consisting of three (3) managers, and with one (1) manager being appointed by each Member. The initial members of the Board are William Corbett of the Company, Scott C. Dorey of Open Path and Franklin Levy of EfinityPay. Mr. Dorey was appointed Chairman of the Board, and actions undertaken by the Board require the majority vote of the members of the Board, except for certain “major decisions” detailed in the Agreement which require unanimous approval of the Board. Messrs. Corbett, Dorey and Levy, as well as Richard Rosenblum (the Company’s President and Chief Financial Officer), will also serve as officers of IPSIPay Express.

2. The Company has agreed to contribute cash to or on behalf IPSIPay Express to be used for the IPEX business in the aggregate amount of up to $1,500,000 (the “IPSI Capital Contribution”). The Company shall make the IPSIPay Capital Contribution in three tranches of $500,000 (each, a “Tranche”), or such lesser amounts as may be unanimously approved by the Board. With the full funding of each Tranche, the Company will automatically receive an 11.11% membership interest in IPSIPay Express (or a pro rata portion thereof if less than a full Tranche is funded), and Open Path and EfinityPay’s percentage interest in IPSIPay Express will be reduced pro rata accordingly. Should the Company contribute the full IPSI Capital Contribution, the Members will each own one-third of the membership interests in IPSIPay Express. The IPSI Capital Contribution shall be made by the following dates and in the following amounts: (i) $200,000 of the initial Tranche was made by the Company on June 21, 2023; (ii) the $300,000 balance of the initial Tranche shall be paid on or before July 31, 2023; (iii) the second $500,000 Tranche shall be paid on or before September 15, 2023 and (iv) the third $500,000 Tranche shall be paid on or before October 31, 2023. In a press release dated May 1, 2023, the Company disclosed that the IPSI Capital Contribution would be required to be funded by December 31, 2023, but the Members subsequently agreed pursuant to the Agreement to the revised timelines set forth above.

3. In addition to the IPSIPay Capital Contribution, the Company shall be primarily responsible for consummating and managing IPSIPay Express’s contractual relationship with one or more appropriate commercial banks or financial institutions on terms unanimously approved by the Board.

4. In consideration of receiving its membership interest in IPSIPay Express, Open Path shall be primarily responsible for (i) providing IPSIPay Express with access to and full utilization of such technology as may be owned or licensed by Open Path as is necessary or appropriate to conduct the business of IPSIPay Express and (iii) the services to be provided by Open Path to the Company as provided for in the Agreement (including providing access to IPEX to its existing payment processing gateways and distributing IPEX to its existing and future customer bases).

5. In consideration for receiving its membership interest in IPSIPay Express, EfinityPay shall be primarily responsible for (i) providing IPSIPay Express with access to and full utilization of such technology as may be owned or licensed by EfinityPay as is necessary or appropriate to conduct the business of IPSIPay Express and (ii) the services to be provided by EfinityPay to the Company as provided for in the Agreement (including (A) managing IPSIPay Expresses’ contractual relationships with any third-party technology providers and overseeing such providers’ participation in the development, creation and documentation of IPEX and (B) following the commercial launch of IPEX, interfacing with such technology providers for purposes of such providers maintaining, repairing, troubleshooting and operating the payment platform aspects of IPEX).

6. Prior to the contribution of the initial Tranche, the Company will be entitled to receive a cash business development fee of five percent (5%) of all revenue, paid monthly, derived by IPSIPay Express from the banking relationships obtained by the Company on behalf of IPSIPay Express.

7. Simultaneously with the funding of the initial Tranche, the Company will issue to each of Open Path and EfinityPay a five-year common stock purchase warrant (in the form attached to the Agreement, the “Warrant”) to purchase Ten Million (10,000,000) shares of common stock of the Company (the “Common Stock”) with an exercise price equal to the average public closing price of the Common Stock for the three (3) trading days immediately prior to the funding of the initial Tranche. The shares of Common Stock underlying the Warrant issued in connection with the funding of the initial Tranche will be pro rated based on the amount of the initial Tranche contribution as described in paragraph 2 above.

8. Simultaneously with the funding of the second Tranche, the Company will issue to each of Open Path and EfinityPay an additional Warrant to purchase Five Million (5,000,000) shares of Common Stock with an exercise price equal to the average public closing price of the Common Stock for the three (3) trading days immediately prior to the funding of the second Tranche.

9. Simultaneously with the funding of the third Tranche, the Company will issue to each of Open Path and EfinityPay an additional Warrant to purchase Five Million (5,000,000) shares of Common Stock with an exercise price equal to the average public closing price of the Common Stock for the three (3) trading days immediately prior to the funding of the third Tranche. If the full IPSI Capital Contribution is funded, Open Path and EfinityPay will receive Warrants to purchase an aggregate of Forty Million (40,000,000) shares of Common Stock.

10. IPSIPay Express has a perpetual term but shall wind up its affairs and dissolve on the earlier to occur of (a) the written unanimous consent of the Members; (b) the bankruptcy or dissolution of any Member or the occurrence of any other event under Delaware law that terminates the continued existence of a Member, unless within 90 days after the occurrence of such an event, the remaining Member or Members agree(s) in writing to continue the business of IPSIPay Express and to the appointment, if necessary or desired, effective as of the date of such event of one or more additional Members; or (c) the entry of a decree of dissolution of IPSIPay Express under and in accordance with applicable law.

The Agreement contains other customary terms for agreements of this type, including those relating to transfers by the Members of interests in IPSIPay Express, indemnification and exculpation of members of the Board and officers of IPSIPay Express, resolution of Board decision deadlocks, arbitration of disputes and confidentiality.

The above summary of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description
10.1*	Limited Liability Company Operating Agreement of IPSIPay Express LLC, dated June 19, 2023, among Innovative Payment Solutions, Inc., and Open Path, Inc., and EfinityPay, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.
Dated: June 23, 2023
	By:	/s/ William D. Corbett
	Name:	William D. Corbett
	Title:	Chief Executive Officer

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